UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

October 8, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Basin Water, Inc. (the “Company”) announced that Thomas C. Tekulve, the Company’s former Vice President of Finance-Business Development, resigned from the Company on October 8, 2008 to pursue other interests. In connection with his resignation, Mr. Tekulve will receive (a) severance of six months’ base salary, (b) continued healthcare benefits for six months, (c) automatic acceleration of 100% of the vesting of his options and restricted stock and (d) outplacement services of $15,000. In addition, Mr. Tekulve’s outstanding stock options will be exercisable until July 1, 2011.

A copy of Mr. Tekulve’s Resignation Letter Agreement is filed herewith as Exhibit 10.35, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Document

10.35	Resignation Letter Agreement, dated October 13, 2008, between the Company and Thomas C. Tekulve

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: October 14, 2008	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer

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